Exhibit 10.2

AMENDMENT

TO THE

GEMPHIRE THERAPEUTICS INC.

AMENDED AND RESTATED 2015 EQUITY INCENTIVE PLAN

ADOPTED BY THE BOARD OF DIRECTORS: April 9, 2018

APPROVED BY THE STOCKHOLDERS: May 22, 2018

The Gemphire Therapeutics Inc. Amended and Restated 2015 Equity Incentive Plan (the “Plan”) is hereby amended in the following respects, effective from and after the date approved by the stockholders of Gemphire Therapeutics Inc. as set forth above, in accordance with Sections 2(b)(vi) and (vii) of the Plan. Following such effective date, any reference to the “Plan” shall mean the Plan, as amended hereby.

Section 3(a)(i) of the Plan is deleted in its entirety and replaced with the following sentence:

“Subject to Section 9(a) relating to Capitalization Adjustments, and Section 3(a)(ii) regarding the annual increase, the aggregate number of shares of Common Stock that may be issued pursuant to Stock Awards will not exceed the sum of (A) 3,115,077 new shares, plus (B) the number of shares that are Returning Shares, as such shares become available from time to time (the “Share Reserve”).

Except as specifically set forth herein, the terms of the Plan shall be and remain unchanged, and the Plan as amended shall remain in full force and effect.